SHARE PURCHASE AGREEMENT

This Agreement is made as of the 28th day of August, 2014 (this “Agreement”), by and between Moorpark Limited, LLC, a Rhode Island liability company with an address at 780 Reservoir Avenue, #123, Cranston, R.I. 02910 (“Seller”), the “Controlling Shareholders” of Seller, as listed on the signature page, and SeaMorri Financial Partners LLC, a Texas limited liability company (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller is the record owner and holder of 80,000,000 Class A Common Shares, par value $.000006 par value (the “Shares”), of Z Holdings Group, Inc., a Delaware corporation ("Corporation”), which Corporation has approximately 99,750,097 shares of Class A common stock, issued and outstanding as of the date of this Agreement. There are no outstanding shares of Class B common stock. There are no outstanding shares of preferred stock.

WHEREAS, Purchaser desires to purchase the Shares from Seller, which constitutes approximately 80.20% of the Corporation’s issued and outstanding shares as of the date of this Agreement and Seller desires to sell such Shares upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and sale of the Corporation’s Shares, it is hereby agreed, as follows:

1. PURCHASE AND SALE OF SHARES. Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase at the Closing and the Seller agrees to sell to Purchaser at the Closing, the Shares for a total price of Three Hundred Thousand U.S. dollars and no cents (USD $300,000.00) (the “Purchase Price”).

2. EXECUTION. The Seller agrees to execute this Agreement on August 28, 2014. The Purchaser agrees to execute this Agreement on or before August 29, 2014. If, in the event Purchaser shall fail to execute this Agreement pursuant to the terms stated herein, then this Agreement will automatically become null and void notwithstanding that Seller in their sole discretion may extend the time for performance of this Agreement by notifying Purchaser and Escrow Agent in writing and notification may be delivered by email.

3. CLOSING. The purchase and sale of the Shares shall take place on or before September 5, 2014; at the law office of Brown, Udell, Pomerantz & Delrahim, LTD. (“Escrow Agent”) with an address of 1332 North Halsted Street, Suite 100, Chicago, Illinois, 60642, (which date and place are designated as the “Closing”). At Closing, Escrow Agent shall deliver to Seller, in cash, by wire transfer to an account to be designated by Seller for the Purchase Price totaling the amount of Three Hundred Thousand, ( $300,000.00) U.S. Dollars and Seller will immediately deliver the following to Escrow Agent: (A) the certificate(s) representing the Shares transferred hereunder, duly endorsed for transfer to the Purchaser or accompanied by appropriate stock powers, (B) all corporate books and records; (C) written resignation of incumbent sole director and sole officer of the Corporation; and (D) an affidavit certifying that all liabilities of the Corporation prior to the Closing date shall be paid in full out of the proceeds of this share purchase.

If, in the event Purchaser shall fail to tender the balance of said purchase price per the terms and conditions set forth herein, then this Agreement will automatically become null and void notwithstanding that Seller in their sole discretion may extend the time for performance of this Agreement by notifying Purchaser and Escrow Agent in writing and notification may be delivered by email. If this Agreement is cancelled by any party for any reason whatsoever, then any and all documentation sent by Seller to Escrow Agent pursuant to Closing, including but not limited to stock certificates, board resolutions shall be promptly returned to Seller upon notice by Seller to Escrow Agent via overnight mail to an address designated by Seller.

Post-closing agreements by Seller. Seller agrees to perform the following actions for Purchaser after the Closing for no additional fee unless otherwise stated:

a. SEC 8K filing for the sale of Class A common stock

b. Board Resolution evidencing resignation of director and naming new director as determined by Purchaser.

c. SEC Schedule 14F, Schedule 13 D & Form 4 filing.

d. Introduction to our PCAOB auditor.

e. S-1 registration statement prepared and filed with the SEC including responses to all SEC comment letters in exchange for 25,000 shares of Successor’s company stock. Purchaser will be responsible to pay for the PCAOB audit fee and opinion letter from attorney.

4. REPRESENTATIONS AND WARRANTIES OF SELLER AND CONTROLLING SHAREHOLDERS. Seller, as sole director and officer of Corporation, and Controlling Shareholders hereby represent and warrant to Purchaser that:

(i) Corporation is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on the business it is now being conducted. Corporation and/or Seller do not require any consent and/or authorization, declaration or filing with any government or regulatory authority to undertake any actions herein;

(ii) Corporation has timely filed and is current on all reports required to be filed by it pursuant to Sections 13 and 15 of the Securities Exchange Act of 1934.

(iii) Corporation has no financial information available other than the financial information included in its SEC filings;

(iv) There are no legal actions, suits, arbitrations, or other administrative, legal or governmental proceedings threatened or pending against the Corporation and/or Seller or against the Seller or other employee, officer, director or stockholder of Corporation. Additionally, Seller is not aware of any facts which may/might result in or form a basis of such action, suit, arbitration or other proceeding on any basis whatsoever;

(v) The Corporation has no subsidiaries or any direct or indirect ownership interest in any other corporation, partnership, association, firm or business in any manner;

(vi) The Corporation and/or Seller does not have in effect nor has any present intention to put into effect any employment agreements, deferred compensation, pension retirement agreements or arrangements, options arrangements, bonus, stock purchase agreements, incentive or profit–sharing plans;

(vii) No person or firm has, or will have, any right, interest or valid claim against the Corporation for any commission, fee or other compensation in connection with the sale of the Shares herein as a finder or broker or in any similar capacity as a result of any act or omission by the Corporation and/or Seller or anyone acting on behalf of the Corporation and/or Seller;

(viii) The business and operation of the Corporation has and will be conducted in accordance with all applicable laws, rules, regulations, judgments. Neither the execution, delivery or performance of this Agreement (A) violates the Corporation’s by-laws, Certificate of Incorporation, Shareholder Agreements or any existing resolutions; and, (B) will cause the Corporation to lose any benefit or any right or privilege it enjoys under the Securities Act (“Act”) or other applicable state securities laws;

(ix) Corporation has not conducted any business and/or entered into any agreements with third-parties;

(x) This Agreement has been duly executed and delivered by Seller constitutes a valid and binding instrument, enforceable in accordance with its terms and does not conflict with or result in a breach of or in violation of the terms, conditions or provisions of any agreement, mortgage, lease or other instrument or indenture to which Corporation and/or Seller is a party or by which they are bound;

(xi) Seller is the legal and beneficial owner of the Shares and has good and marketable title thereto, free and clear of any liens, claims, rights and encumbrances;

(xii) Seller warrants that the Corporation being transferred shall be transferred with no liabilities and little or no assets, and shall defend and hold Purchaser and the Corporation harmless against any action by any third party against either of them arising out of, or as a consequence of, any act or omission of Seller or the Corporation prior to, or during the closing contemplated by this contract of sale;

(xiii) Seller will cause all current officers and directors of the Corporation to resign at the Closing;

(xiv) The execution, delivery and performance of this Agreement have been duly approved by all requisite corporate action, if any, on the part of the Corporation and the Seller and is within the Corporation's and Seller’s powers;

(xv) There are no outstanding options, contracts, commitments, warrants or other rights of any character affecting or relating in any manner to the Shares;

(xvi) The Corporation has duly filed all federal, state, and local tax returns and have paid all federal, state and local taxes required to be paid by the Corporation with respect to the periods covered by the returns;

(xvii) To the best of its knowledge, the Corporation has conducted the business and implemented and operated the Corporation, in compliance with all legal requirements; and

(xviii) The Corporation has all necessary licenses and permits to operate its business. None of such licenses, permits, or authorizations had lapsed or been revoked or terminated, and the Corporation has at all times been operated and conducted in accordance and consistent with all material terms and conditions thereof.

5. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to Seller that:

(i) Purchaser has the power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding instrument, enforceable in accordance with its terms;

(ii) The execution, delivery and performance of this Agreement is in compliance with and does not conflict with or result in a breach of or in violation of the terms, conditions or provisions of any agreement, mortgage, lease or other instrument or indenture to which Purchaser is a party or by which Purchaser is bound;

(iii) At no time was Purchaser presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising; and,

(iv) Purchaser is purchasing the Shares solely for his own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution of any portion thereof in violation of any applicable securities law.

(v) The Purchaser or its principals are an "accredited investor" as defined under Rule 501 under the Securities Act.

(vi) Purchaser hereby agrees that such shares are restricted pursuant to Rule 144 and therefore subject to Rule 144 resale requirements.

6. NOTICES. Notice shall be given by email at the most recent address last received by Seller from Purchaser or by Purchaser from Seller. Notice may also be given by certified mail, return receipt requested, the date of notice being deemed the date of postmarking. Notice, unless either party has notified the other of an alternative address as provided hereunder, shall be sent to the address as set forth herein:

Seller:

Moorpark Limited, LLC

780 Reservoir Avenue, #123

Cranston, R.I. 02910

Phone: (401) 641-0405

FAX: (401) 633-7300

Email: teakwood5@cox.net

Purchaser:

SeaMorri Financial Partners LLC

P.O. Box 2123, Station R

Kelowna B.C. V1X 4K5

Canada

With a copy to:

Brown, Udell, Pomerantz & Delrahim, LTD.

1332 North Halsted Street, Suite 100

Chicago, Illinois 60642

Attn: Scott A. Sinar Esq.

Phone: (312) 475-9900 Ext 268

FAX: (312) 475-1188

Email: ssinar@bupdlaw.com

7. GOVERNING LAW. This Agreement shall be interpreted and governed in accordance with the laws of the State of Delaware. The parties herein waive trial by jury. In the event that litigation results or arise out of this Agreement or the performance thereof, the parties agree that the prevailing party is entitled to reimbursement from the non-prevailing party of reasonable attorney’s fee, costs, expenses, in addition to any other relief to which the prevailing party may be entitled.

8. CONDITIONS TO CLOSING. The Closing is conditioned upon the fulfillment by the Seller of the satisfaction of the representations and warranties made herein being true and correct in all material respects as of the date of Closing.

9. SEVERABILITY. In the event that any term, covenant, condition, or other provision contained herein is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the invalidity of any such term, covenant, condition, provision or Agreement shall in no way affect any other term, covenant, condition or provision or Agreement contained herein, which shall remain in full force and effect.

10. ENTIRE AGREEMENT. This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof. This Agreement has been entered into after full investigation.

11. INVALIDITY. If any paragraph of this Agreement shall be held or declared to be void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or effect any other clause, Paragraph, section or part of this Agreement.

12. GENDER AND NUMBER; SECTION HEADINGS. Words importing a particular gender mean and include the other gender and words importing a singular number mean and include the plural number and vice versa, unless the context clearly indicated to the contrary. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

13. AMENDMENTS. No amendments or additions to this Agreement shall be binding unless in writing, signed by both parties, except as herein otherwise provided.

14. ASSIGNMENT. Neither party may assign this Agreement without the express written consent of the other party. Any agreed assignment by the Seller shall be effectuated by all the necessary corporate authorizations and governmental and/or regulatory filings.

15. CLOSING DOCUMENTS. Seller and Purchaser agree, at any time, to execute, and acknowledge where appropriate, and to deliver any and all documents/instruments, and take such further action, which may necessary to carry out the terms, conditions, purpose and intentions of this Agreement. This paragraph shall survive the Closing.

16. EXCLUSIVE AGREEMENT; AMENDMENT. This Agreement supersedes all prior agreements or understandings among the parties with respect to its subject matter with respect thereto and cannot be changed or terminated orally.

17. FACSIMILE SIGNATURES. Execution of this Agreement and delivery of signed copies thereof by facsimile signatures from the parties hereto or their agents is acceptable to the parties who waive any objections or defenses based upon lack of an original signature.

18. PUBLICITY. Except as otherwise required by law, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of the other to the contents and the manner of presentation and publication thereof.

19. INDEMNIFICATION. Seller shall indemnify and hold Purchaser harmless from and against any and all actions, suits, claims and demands arising out of or related to (i) any actions or omissions of Seller in its capacity as a shareholder of the Company prior to the Closing date, or (ii) any lawsuits against the Corporation arising during the period of time prior to the Closing date; (iii) any investigations, requests, audits or comment letters issued by the Securities and Exchange Commission related to the period of time prior to the Closing date; and (iv) any breach of this Agreement by Seller, including a breach of the representations and warranties contained in this Agreement.

20. DEFAULT. In the event of default, all parties shall be entitled to pursue any right or remedy it may have hereunder, at law or in equity.  The defaulting party shall pay and be responsible for the non-defaulting party's reasonable attorneys’ fees and costs.

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have signed this Agreement by their duly authorized officers the day and year first above written.

/s/ Robert Morrison

SeaMorri Financial Partners, LLC

By Robert Morrison, Manager

(PURCHASER)

/s/ Scot Scheer

Moorpark Limited, LLC

By Its Managing Member, Scot Scheer

(SELLER)

/s/ Scot Scheer

Scot Scheer

/s/ Thomas DeNunzio

Thomas DeNunzio

(INDIRECT CONTROLLING SHAREHOLDERS)